SIDE LETTER AGREEMENT
This SIDE LETTER (this “Agreement”), dated as of September 8, 2025, is entered into by UWM Holdings, LLC, a Delaware limited liability company (“UWM Holdings”), and SFS Holding Corp., a Michigan corporation (the “SFS Corp.”).
WITNESSETH:
WHEREAS, the relationship between UWM Holdings and its members, including UWM Holdings Corporation (“UWMC”) as holder of the Class A Units of UWM Holdings and SFS Corp. as the holder of Class B Units of UWM Holdings, is governed by the Second Amended and Restated Limited Liability Company Agreement of UWM Holdings, dated as of February 3, 2021 (the “Company Agreement”);
WHEREAS, in connection with any declaration of dividends by UWMC to the holders of its Class A Common Stock (a “common stock dividend”), Section 4.01(b) of the Company Agreement provides that the manager of UWM Holdings may make distributions either (i) to the holders of the Class A Units, the Class B Units and the Class C Units (to the extent any are then outstanding) pro rata based on the percentage interests held by each member, which distributions are made to fund the common stock dividend or (ii) solely to the holders of the Class A Units to fund the common stock dividend, provided that any amounts not distributed on a pro-rata basis are deemed to be a “True-Up Amount” can be distributed to the holders of the Class B Units and the Class C Units (to the extent any are then outstanding) at any time thereafter, but no later than the date that such Class B Units or Class C Units (to the extent any are then outstanding) are exchanged for shares of common stock of UWMC;
WHEREAS, UWM Holdings and its wholly-owned subsidiary United Wholesale Mortgage, LLC (“United Wholesale Mortgage”) (1) have entered into indentures governing (a) the 5.5% Senior Notes due 2025 (the “2025 Senior Notes”), (b) the 5.5% Senior Notes due 2029 (the “2029 Senior Notes”), (c) the 5.75% Senior Notes due 2027 (the “2027 Senior Notes”) and (d) the 6.625% Senior Notes due 2030 (the “2030 Senior Notes”) and (2) may in the future enter into indentures governing the issuance or guarantee of senior unsecured notes by UWM Holdings or United Wholesale Mortgage (collectively, the indentures governing the 2025 Senior Notes, the 2029 Senior Notes, the 2027 Senior Notes, the 2030 Notes and any future indenture entered into by UWM Holdings or United Wholesale Mortgage which provides for the issuance or guarantee of senior unsecured notes, “the “Senior Note Indentures”); and
WHEREAS, SFS Corp. and UWM Holdings desire to enter into this Agreement to reflect their agreement that to the extent that there are True-Up Amounts due to SFS Corp as holder of the Class B Units, such amounts will only be distributed to SFS Corp. to the extent that an Event of Default (as defined in any Senior Note Indenture) has not occurred and is continuing under any Senior Note Indenture.
NOW, THEREFORE, in consideration of the premises and the agreements herein, UWM Holdings and SFS Corp. hereby agree as follows:
1.To the extent that an Event of Default has occurred and is continuing under any Senior Note Indenture, then UWM Holdings shall not remit, and SFS shall not accept, any True-Up Amount that is then owed to SFS in its capacity as a Class B Unit holder until and upon SFS exchange of such Class B Units in accordance with Section 11 of the Company Agreement and then only proportional to the amount of Class B Units that are exchanged.

2.This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of law principles.

3.This Agreement shall remain in full force and effect until such date that the Notes have been fully repaid, terminated or are otherwise no longer in effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned hereby agree to be bound by all of the terms and provisions of this Side Letter as of the date first set forth above.

UWM HOLDINGS, LLC
By UWM HOLDINGS CORPORATION, ITS MANAGER

By:    /s/ Mat Ishbia
Name: Mat Ishbia
Title: Chairman, Chief Executive Officer and President

SFS HOLDING CORP.
By:/s/ Mat Ishbia    ____________________
Name: Mat Ishbia
Title: Chief Executive Officer

[Signature Page to Side Letter Agreement]